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                                   EXHIBIT 16

                    Letter on Change in Certifying Accountant

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                                                                      EXHIBIT 16




                   [LETTERHEAD OF REZNICK FEDDER & SILVERMAN]


                                 October 5, 2000



   Securities and Exchange Commission
   450 Fifth Street, NW
   Washington, DC 20549

   Gentlemen:

   We have read Item 3 of Form 10-SB, as filed with the Securities and Exchange Commission on August 2, 2000, of TEK DigiTel Corporation and are in agreement with the statements concerning our Firm contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.




   /s/ Reznick Fedder & Silverman


   Bethesda, Md.